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                                                                    Exhibit 23

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Horizon National Corporation:

We consent to the incorporation by reference into the previously filed registration statements Nos. 33-9846, 33-40398, 33-44142, 33-52561, 33-57241,
33-63809, 33-64471, 333-16225, 333-16227, 333-17457, 333-17457-01, 333-17457-02,
333-17457-03, 333-17457-04, 333-70075, 333-91137, 333-92145, 333-92147,
333-56052, 333-73440, 333-73442, 333-106015, 333-108738, 333-108750, 333-109862,
and 333-110845 of First Horizon National Corporation (the Company) of our reports dated March 11, 2005, with respect to the Company's consolidated statements of condition as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports are incorporated by reference into the Company's 2004 Annual Report on Form 10-K, and to all references to our firm included therein.



/s/ KPMG LLP
Memphis, Tennessee
March 11, 2005